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                                                                   EXHIBIT 11.01



                              OCULAR SCIENCES, INC.

   STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE (BASIC AND DILUTED)



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
                                                             Three Months Ended           Nine Months Ended
                                                                September 30,                September 30,
                                                        --------------------------    --------------------------
                                                           1998           1997           1998           1997
                                                        -----------    -----------    -----------    -----------
Net income per share (basic):

    Net income applicable to common stockholders        $ 8,825,000    $ 6,730,000    $22,059,000    $13,449,000
                                                        ===========    ===========    ===========    ===========

    Weighted average common shares outstanding           22,413,359     20,008,761     22,213,744     17,716,174
                                                        ===========    ===========    ===========    ===========

    Net income per share (basic)                        $      0.39    $      0.34    $      0.99    $      0.76
                                                        ===========    ===========    ===========    ===========

Net income per share (diluted):

    Net income                                          $ 8,825,000    $ 6,738,000    $22,059,000    $13,498,000
                                                        ===========    ===========    ===========    ===========

    Weighted average common shares outstanding           22,413,359     20,008,761     22,213,744     17,716,174

    Weighted average shares of stock options
        under the treasury stock method                     891,136      1,931,910      1,098,200      2,487,605

    Weighted average shares issuable upon conversion
        of the Series A Preferred Stock                           0         78,779              0        183,817
                                                        -----------    -----------    -----------    -----------

    Weighted average common and dilutive
        potential common shares outstanding              23,304,495     22,019,450     23,311,944     20,387,596
                                                        ===========    ===========    ===========    ===========

    Net income per share (diluted)                      $      0.38    $      0.31    $      0.95    $      0.66
                                                        ===========    ===========    ===========    ===========
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